Exhibit 99.4

INVESTOR RIGHTS AGREEMENT

     This INVESTOR RIGHTS AGREEMENT (“Agreement”), is made as of June 9, 2003, by and among Superior Consultant Holdings Corporation, a Delaware corporation (the “Company”), and the holders of Company Securities set forth on the Holders Schedule attached hereto (collectively, the “Holders”) and, solely for purposes of Section 6 hereof, Richard D. Helppie, Jr., (“Helppie”) both individually and as trustee of The Richard D. Helppie, Jr. Trust (the “Trust”).

W I T N E S S E T H

     WHEREAS, the Company and the Holders are entering into a Securities Purchase Agreement dated as of June 9, 2003 (the “Securities Purchase Agreement”); and

     WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Company shall have authorized for sale, issue and delivery to the Holders an aggregate of (x) up to $12 million principal amount of Senior Subordinated Debentures due 2006 (the “Debentures”) and (y) warrants (the “Warrants”) to purchase, initially, up to 1,291,200 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to adjustment in accordance with the terms of the Warrants; and

     WHEREAS, Helppie, both individually as and trustee of the Trust, is the holder of 3,514,062 shares of Common Stock (the “Helppie Shares”); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Securities Purchase Agreement that the parties hereto execute and deliver this Agreement.

     NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

     Section 1.1. Definitions. Terms defined in the Securities Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

     “Agreement” has the meaning set forth in the preamble.

     “Commission” means the Securities and Exchange Commission.

     “Common Stock” has the meaning set forth in the second recital.

     “Company” has the meaning set forth in the preamble.

     “Debentures” has the meaning set forth in the second recital.

     “Demand Holder” has the meaning set forth in Section 2.2(b).

     “Demand Registration” means a registration under the Securities Act in accordance with Section 2.1.

     “Excluded Holders” has the meaning set forth in Section 2.1(e).

     “Helppie” has the meaning set forth in the preamble.

     “Helppie Shares” has the meaning set forth in the third recital.

     “Holders” has the meaning set forth in the preamble.

     “Indemnified Party” has the meaning set forth in Section 4.3.

     “Indemnifying Party” has the meaning set forth in Section 4.3.

     “Losses” has the meaning set forth in Section 4.1.

     “Majority of the Holders” has the meaning set forth in Section 2.1(a)(i).

     “Material Adverse Effect” has the meaning set forth in Section 2.1(e).

     “Permitted Helppie Transfer” means (i) a Transfer of any or all securities owned by Helppie, either individually or as trustee of the Trust, following Helppie’s death by will or intestacy to Helppie’s legal representative, heir or legatee or, (ii) a Transfer of any or all securities owned by Helppie, either individually or as trustee of the Trust, as a gift or gifts during Helppie’s lifetime to Helppie’s spouse, lineal descendants (including by adoption), a trust or other legal entity for the benefit of Helppie or any of the foregoing Persons, or a charitable foundation founded by Helppie, the Trust or any of the other foregoing Persons, provided that Helppie retains, directly or indirectly, voting control of the securities so transferred, or (iii) a Transfer of up to 5% of the Common Stock held by Helppie during any one calendar year. In any such Transfer referred to in (i) and (ii) above, the transferee shall, as a condition of such Transfer, become a party to this Agreement, including, without limitation, being subject to Articles 1, 6 and 7 hereof.

     “Person” means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, incorporated organization, government, or agency or political subdivision thereof, or other entity.

     “Piggyback Registration” has the meaning set forth in Section 2.2.

     “Registrable Common Stock” means the Warrant Shares, together with any additional shares of Common Stock or other securities issued in respect thereof in connection with any stock split, stock dividend, merger, consolidation, reclassification, recapitalization or similar event with respect to such shares of Common Stock or the Warrant Shares.

     “Registrable Securities” means (a) any Registrable Common Stock and (b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be reclassified, converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement in accordance with the plan of distribution set forth therein; (ii) such securities shall have been transferred pursuant to Rule 144 (or may then be so transferred in a single transaction thereunder); (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

     “Requesting Holders” means the Holders requesting a Demand Registration.

     “Rule 144” means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Securities Purchase Agreement” has the meaning set forth in the first recital.

     “Selling Holder” means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

     “Shelf Registration” means a Demand Registration that is effected pursuant to Rule 415 under the Securities Act.

     “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or involuntary or by operation of law, directly or indirectly.

     “Trust” has the meaning set forth in preamble.

     “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in connection with a Demand Registration or a Piggyback Registration and not as part of such dealer’s market-making activities.

     “Underwriters’ Maximum Number” has the meaning set forth in Section 2.2(b).

     “Warrants” has the meaning set forth in the second recital.

     “Warrant Shares” means all shares of Common Stock or other securities issued upon the exercise of the Warrants.

     Section 1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

ARTICLE 2
REGISTRATION RIGHTS

     Section 2.1. Demand Registration.

          (a)

               (i)     Holders of not less than a majority of the Registrable Securities (“Majority of the Holders”) may make one written request for a Demand Registration (which may be a Shelf Registration) of all or any part of the Registrable Securities held by such Holders; provided that no such Demand Registration may be requested by the Holders prior to the first anniversary of the date hereof.

               (ii)     Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. Any such request for a Demand Registration shall specify whether such registration will be a Shelf Registration. A registration will not count as a Demand Registration until it has become effective and remained effective as required in Section 3.1(a). If the Requesting Holders withdraw by written notice to the Company or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected, provided that (i) if, the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, properties, assets, liabilities, operations or prospects of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders or (ii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration.

               (iii)     Upon receipt of any request for a Demand Registration by a Majority of the Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, and all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request, subject to Section 2.1(e). All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1.

          (b)     In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.1(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Requesting Holders reimburse the Company for any and all Registration Expenses actually incurred by the Company in connection with such request for a Demand Registration.

          (c)     If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Company and a Majority of the Holders shall mutually agree to the selection of the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.1.

          (d)     The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Securities (which may be pursuant to a Shelf Registration), and agree to take reasonable action to cooperate with the Company in effecting the disposition of the Registrable Securities in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

          (e)     No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price, distribution or timing of the offering (a “Material Adverse Effect”). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.1 are excluded from registration hereunder, then the Holder(s) having shares excluded (“Excluded Holders”) shall have the right to withdraw all, or any part, of their shares from such registration; provided, further, that if less than all of the Registrable Securities requested to be included in such Demand Registration are actually included therein, such registration will not count as a Demand Registration for purposes of this Section 2.1.

     Section 2.2. Piggyback Registration.

     (a)       If the Company at any time proposes to file a registration statement under the Securities Act with respect to an offering of securities for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) and other than a Demand Registration hereunder), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated date on which such registration will be first filed with the Commission), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of Registrable Securities as such Holder may request (a “Piggyback Registration”). Each Holder will have ten (10) days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use all commercially reasonable efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Company shall determine in its sole discretion not to register or to delay the proposed offering, the Company shall provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

     (b)     If the managing Underwriters in a Piggyback Registration give written advice to the Company that the inclusion of a portion or all of the Registrable Securities in the Piggyback Registration could reasonably be expected to cause a Material Adverse Effect, then: (i) the Company will be entitled to include in such registration that number of securities that the Company proposes to offer and sell for its own account in such registration and which would not have a Material Adverse Effect; (ii) the Company will be entitled to include in such registration that number of securities that the Company is required to include on behalf of any Person(s) on whose behalf such registration was filed pursuant to the demand rights of such Person(s) and which would not have a Material Adverse Effect (“Demand Holder”); (iii) the Company will be obligated to include in such Piggyback Registration that number of Registrable Securities that are requested by Selling Holders and which does not exceed the difference between the maximum number of shares that the Underwriter determines can be offered in such Piggyback Registration without a Material Adverse Effect (“Underwriters’ Maximum Number”) and the number of Registrable Securities that the Company is entitled under clauses (i) and (ii) above to include in such registration, and such number of Registrable Securities will be allocated pro rata among such Selling Holders; and (iv) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities that the Company is obligated to include in such registration for the account of Selling Holders and the number of securities that the Company proposes to offer and sell for its own account in such Piggyback Registration, then the Company may include in such Piggyback Registration that number of other securities that Persons other than Selling Holders have requested be included in such registration and which is not greater than such excess; provided, however, that any time during the one year period following the date of this Agreement, the Holders shall be treated as Demand Holders under Section 2.2(b)(ii) above.

ARTICLE 3
REGISTRATION PROCEDURES

     Section 3.1. Filings; Information. In connection with the registration of Registrable Securities pursuant to Section 2.1 and Section 2.2 hereof, the Company will use its commercially reasonable efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

     (a)     The Company will expeditiously prepare and file as soon as practicable (but in any event within 30 days) with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable commercially reasonable efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration (other than a Shelf Registration) or Piggyback Registration, for such period, not to exceed 120 days, as may be reasonably necessary to effect the sale of such securities and (ii) with respect to a Shelf Registration, until the earlier of the sale of all Registrable Securities thereunder and the end of the 24th calendar month from the time the Shelf Registration becomes effective; provided that if the Company shall furnish to the Selling Holders a certificate signed by the Company’s Chief Executive Officer stating that the Company’s Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible because the sale of Registrable Securities covered by such registration statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 180 days; provided, further, that the Company shall not exercise its right to preempt, delay or postpone any registration pursuant to the first proviso to this Section 3.1(a), or Section 3.1(b) for more than 180 days in the aggregate for all such provisions during any period of 360 consecutive days; provided, further, that the Company may exercise its rights under this Section 3.1(a) only once with respect to any particular registration statement; and provided, further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company’s fiscal year, and (ii) the Securities Act requires the Company to include audited financial statements of the Company as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

     (b)     Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any Shelf Registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a Shelf Registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business activity, if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose, or the public disclosure of which at such time would be materially prejudicial to the Company. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.1(b), such Holder shall forthwith discontinue such Holder’s disposition of Registrable Securities until such Holder’s receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. Notwithstanding anything to the contrary contained herein, the Company shall not be entitled to preempt, delay or postpone the filing or effectiveness of any registration statement, pre- or post-effective amendment or supplement to any registration statement or prospectus supplement pursuant to Section 2.1(e), the first proviso of Section 3.1(a), or this Section 3.1(b) for more than 180 days in the aggregate for all such provisions during any period of 360 consecutive days.

     (c)       Before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to any Selling Holder and to the applicable managing Underwriters, if any, draft copies of all such documents proposed to be filed at least ten (10) business days prior thereto, which documents will be subject to the reasonable review of such Selling Holders, the applicable managing Underwriters, if any, and their respective counsel, agents and representatives, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which a Majority of the Holders or Underwriter shall reasonably object.

     (d)     The Company will notify the Selling Holders requesting such registration and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when the registration statement or any amendment thereto has been filed or becomes effective, the prospectus or any amendment or supplement to the prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) if at any time the representations and warranties contemplated by Section 5.1 cease to be true and correct and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (e)     After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued, or, to the Company’s knowledge, threatened to be issued, by the Commission and use its commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

     (f)       The Company will prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement.

     (g)     The Company will furnish to each Selling Holder requesting such registration and the managing Underwriter, if any, without charge, one signed copy and such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as any such Selling Holder or such managing Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities (it being understood that the Company consents to the use of the prospectus (including the preliminary prospectus) and any amendment or supplement thereto by the Selling Holder requesting such registration and the managing Underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto).

     (h)       The Company will use all commercially reasonable efforts to: qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.1(h), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

     (i)       The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered under the Securities Act, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

     (j)       The Company will enter into customary agreements (including an underwriting agreement in customary form, including customary representations, warranties, covenants, conditions and indemnities) and take such other actions as are required or reasonably requested by a Majority of the Holders or the managing Underwriter in order to expedite or facilitate the sale of such Registrable Securities.

     (k)       If deemed necessary by any Underwriter in connection with an underwritten offering, at such Underwriter’s written request, the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters (and updates thereof) from the Company’s independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

     (l)       If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

     (m)       The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by such Selling Holder or Underwriter in connection with such registration statement.

     (n)       The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

     (o)     The Company shall provide a CUSIP number, registrar and transfer agent for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

     (p)       The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

     (q)       The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (r)       The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (s)     The Company will use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

     (t)       Notwithstanding anything to the contrary in this Agreement, the Company shall have no right to preempt, delay, postpone or suspend any registration under this Agreement unless the Company also preempts, delays, postpones or suspends any other registration of Company securities and prohibits trading in the Company’s securities by all executive officers and directors on the same terms, including, without limitation, the same time period as the Holders.

     Section 3.2. Registration Expenses. The Company will pay all expenses of the Selling Holders reasonably and customarily incurred pursuant to the exercise of any registration rights hereunder including, but not limited to, (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Company counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the Underwriters, (viii) rating agency fees and (ix) reasonable fees and expenses of one counsel to the holders of Registrable Securities.

     Notwithstanding the foregoing, the Company will not be required to pay for (and the Seller and Holders shall be solely responsible to pay) any underwriting discounts and commissions attributable to the sale of Registrable Securities.

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

     Section 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys, fees) (collectively, “Losses”) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Registrable Securities (as amended or supplemented from time to time), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any information furnished in writing to the Company by or on behalf of such Selling Holder or any Underwriter expressly for use therein (which was not subsequently corrected in writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the Loss) or by the Selling Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1. Notwithstanding the foregoing, the Company shall have no obligation to indemnify under this Section 4.1 to the extent any such Losses have been finally determined by a court of competent jurisdiction (without any right of further appeal) to have resulted from a Selling Holder’s or Underwriter’s willful misconduct or gross negligence.

     Section 4.2. Indemnification by Selling Holders. The Selling Holders agree to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Registrable Securities (supplemented from time to time) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses are caused by any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein (which was not subsequently corrected in writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the Loss). Notwithstanding the foregoing, the Selling Holder shall have no obligation to indemnify under this Section 4.2 to the extent that any such Losses have been finally determined by a court of competent jurisdiction (without any right of further appeal) to have resulted from the Company’s willful misconduct or gross negligence; provided, however, the liability of each such Selling Holder will be in proportion to, and limited to, the net amount received by such Selling Holder from the sale of such Selling Holder’s Registrable Securities pursuant to such registration.

     Section 4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted or threatened involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (it being understood that the failure to give such notice shall not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent the Indemnifying Party is actually and materially prejudiced by such failure) and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any other Persons the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the Indemnifying Party does not elect within 15 days after receipt of the notice required hereby to assume the defense of any proceeding, the Indemnified Party may assume such defense with counsel of its choice at the cost and expense of the Indemnifying Party. In any such proceeding where the Indemnifying Party has assumed the defense, any Indemnified Party shall have the right to retain its own counsel and participate in the defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them or there exist defenses available to the Indemnified Party which are not available to the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm of attorneys (in addition to any local counsel for each such jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not settle any claim or proceeding without the written consent of the Indemnified Party, unless such settlement (x) requires no relief or penalty other than the payment of money damages, (y) does not require any Indemnified Party to admit culpability or fault in any respect and (z) contains a full and complete release of the Indemnified Party with respect to all matters arising from the facts giving rise to the underlying claim or proceeding. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     Section 4.4. Contribution. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law and consistent with the terms hereof contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, each Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Selling Holder shall be required to indemnify for or contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
ADDITIONAL MATTERS RELATED TO REGISTRATIONS

     Section 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and limited to, the net amount received by such Person from the sale of such Person’s Registrable Securities pursuant to such registration.

     Section 5.2. Reports. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

     Section 5.3. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the account of the Company not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Securities (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Securities, in cash or otherwise), including any sale pursuant to Rule 144 (except as part of such underwritten offering), during the 14 days prior to, and during the 180 day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering); provided, however, that all holders of greater than 3% of the Company’s Common Stock (on a fully-diluted basis) that are participating in such underwritten offering and all officers and directors shall also have agreed to and be bound by the same holdback agreement required under this Section 5.3.

     Section 5.4. Termination. The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.

     Section 5.5. Amendments, Waivers, Etc. Articles 1 through 5 of this Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and a Majority of the Holders, if the amendment is to be effective against the Holders.

     Section 5.6. Assignment of Registration Rights. Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any Person to whom such Holder Transfers such Registrable Securities (to the extent such Transfer is permitted pursuant to the terms thereof). In the event that the Holder shall Transfer its rights pursuant to this Agreement in connection with the Transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities. No such assignment shall become effective until the transferee has signed a counterpart signature page hereto and agreed to be bound by this Agreement.

     Section 5.7. No Superior Registration Rights. The Company will not grant registration rights superior to those of the Holders pursuant to this Agreement.

ARTICLE 6
RIGHT OF CO-SALE; PREEMPTIVE RIGHTS

     Section 6.1. Co-Sale.

     (a)       For so long as any Indebtedness under the Debentures remains outstanding or the Purchasers hold, in the aggregate, at least 83% of the shares of Common Stock issued and/or issuable upon exercise of the Warrants (subject to adjustment in connection with a stock split, stock dividend or like recapitalization) and, if Helppie proposes to Transfer securities other than pursuant to a Permitted Helppie Transfer (a “Restricted Transfer”), Helppie shall deliver a written notice to the Company and each Holder and each Holder shall have received such notice at least ten (10) business days before the closing of such Restricted Transfer (the “Transfer Notice”) specifying the method of disposition and the amount of Securities to be so Transferred. Each of the Holders shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Company at least three (3) business days before the closing of such Restricted Transfer, to participate in Helppie’s proposed Restricted Transfer pursuant to the specified terms and conditions set forth in the Transfer Notice. To the extent that any of the Holders exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Warrant Shares which such Holder may transfer in such Restricted Transfer shall be subject to the following terms and conditions (and the number of securities proposed to be sold by Helppie shall be correspondingly reduced):

          (i)       Calculation of Shares. Each Holder may transfer all or any part of that number of Warrant Shares then held by such Holder (assuming the exercise of all the Warrants) (the “Co-Sale Shares”) equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock (on a fully-diluted basis) covered by the Transfer Notice by (y) a fraction, the numerator of which is the number of Warrant Shares then held by such Holder (assuming the exercise of all the Warrants) and the denominator of which is the total number of Warrant Shares held by all of the Holders (assuming the exercise of all the Warrants) plus the number of shares of Common Stock then held by Helppie on a fully-diluted basis.

          (ii)      Closing. Each Holder may exercise its Co-Sale Right in the Restricted Transfer by delivering to the transferee one or more certificates, properly endorsed for transfer,

which represent the number of the Co-Sale Shares which such Holder elects to be subject to such Restricted Transfer pursuant to the same terms and conditions as Helppie.

          (iii)   Company Actions. Where requested by the Holder, the Company agrees to effectuate the exercise of such Holder’s Warrants and delivering the Warrant Shares in a timely manner to facilitate the Holder’s Co-Sale Right and the Company shall not hinder or interfere the Holder’s Co-Sale Right.

     (b)       The exercise or non-exercise of the Co-Sale Rights of any of the Holders hereunder to participate in one or more Restricted Transfers made by Helppie shall not adversely affect their rights to participate in subsequent Restricted Transfers along with Helppie to the extent of their remaining holdings of Warrant Shares.

     (c)       In the event that Helppie should Transfer any securities in contravention of this Section 6.1 (a “Prohibited Transfer”), each Holder, in addition to any other rights and remedies as may be available to law or equity, under this Agreement or any of the other Financing Documents, shall have a put option as further provided below and Helppie shall be bound by the provisions of this option.

     (d)       In the event of a Prohibited Transfer, each Holder shall have the right to sell to Helppie the number of the Co-Sale Shares equal to the number of the Co-Sale Shares that such Holder would have been entitled to transfer under this Section 6.1 had the Prohibited Transfer been effected pursuant to and in compliance with the terms and conditions of this Section 6.1. Such sale shall be made on the following terms and conditions:

(A) The price per share shall be equal to the price per share paid by the transferee to Helppie and the consideration shall be in the same form as the Prohibited Transfer. Helppie shall also reimburse each Holder for any and all fees and expenses incurred in connection with the enforcement of the Holder’s rights under this Section 6.1(d).

(B) Within ninety (90) days after the date on which a Holder received notice of or otherwise became aware of the Prohibited Transfer, such Holder shall, if exercising the option created hereby, deliver to Helppie the certificate or certificates representing the shares to be sold, properly endorsed for transfer.

(C) Helppie shall, upon receipt of the certificate or certificates for the shares to be sold pursuant to the Holders’ put rights, deliver the aggregate purchase price therefore (in the amount and form as provided in Section 6.1(a)) and the amount of fees and expenses reimbursable under this Section 6.1(d) in cash or by other means acceptable to the Holder, in its sole discretion.

     Section 6.2. Preemptive Rights.

          (a)     The Company hereby grants to the Holders the right to purchase their respective Pro Rata Share of any “New Securities” (as defined in this Section 6.2) that the Company may,

from time to time propose to sell and issue (such rights, the “Preemptive Rights”). Such “Pro Rata Share” (defined below), for purposes of such Preemptive Rights, is equal to the product obtained by multiplying (x) the aggregate number of New Securities to be issued by (y) a fraction, the numerator of which is the number of Warrant Shares then held by the Holders (assuming the exercise of all of the Warrants) and the denominator of which is the total number of shares of Common Stock then outstanding on a fully-diluted basis. Such Preemptive Rights shall be subject to the following provisions:

     (b)     “New Securities” shall be Common Stock (or any security convertible or exchangeable into Common Stock) sold or issued by the Company after the date of this Agreement, other than shares of Common Stock issued or issuable in connection with any of the following:

          (i)     to officers, directors or employees of, or consultants or contractors to, the Company, pursuant to a stock grant, stock option, restricted stock purchase agreement, stock appreciation right, option plan, purchase plan or other employee stock incentive program or agreement, in each case, where such grant, plan or program is approved by the Board of Directors and where the shares are issued or granted at then Current Market Value (as defined in the Warrant Agreement);

          (ii)    upon the exercise of the Warrants, or under other warrants, options or convertible securities outstanding on the date hereof (including, in either case, shares issued as a result of the operation of anti-dilution provisions contained therein);

          (iii)    pursuant to an underwritten public offering;

          (iv)    to clients, customers, vendors or suppliers of the Company, provided that such issuance is approved by a majority of the Board of Directors, and provided that such issuances in the aggregate (together with all issuances pursuant to clauses (v) and (vi)) shall not exceed ten percent (10%) of the Company’s common stock on a fully-diluted basis;

          (v)     to institutional financing sources in connection with such entities providing debt financing to the Company or one of its Subsidiaries, provided that such arrangements are approved by a majority of the Board of Directors, and provided that such issuances in the aggregate (together with all issuances pursuant to clauses (iv) and (vi)) shall not exceed ten percent (10%) of the Company’s common stock on a fully-diluted basis;

          (vi)      issued or issuable in consideration of the acquisition by the Company of the assets, capital stock or other equity interests of, or in connection with a joint venture with, another entity (including, without limitation, shares issued to key employees of such sellers), provided that such issuance is approved by the Board of Directors, and provided that such issuances (together will all issuances under clauses (iv) and (v)) shall not exceed ten percent (10%) of the Company’s common stock on a fully diluted basis; and;

          (vii)    in any stock split, stock dividend, or similar recapitalization that affects all security holders of like Class or Series proportionately.

     (c)       In the event that the Company proposes to undertake an issuance of New Securities, it shall give the Holders written notice of its intention, describing the price and the general terms upon which the Company proposes to issue the same. The Holders shall have thirty (30) days after receipt of such notice to agree to purchase up to their Pro Rata Share of such New Securities (determined pursuant to Section 6.2(a)) at the price and upon the other terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (d)     Whether or not any of the Holders exercise their respective Preemptive Rights within the period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days after the date of said agreement) the New Securities at a price and upon terms no more favorable as a whole to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold the New Securities within such 90-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement) the Company shall not thereunder issue or sell any New Securities without first offering such New Securities to the Holders in the manner provided above. The closing of the sale of New Securities to the Holders and other purchasers shall occur simultaneously. The exercise or non-exercise of the Preemptive Rights of any of the Holders hereunder shall not adversely affect the Holders’ rights to exercise such Preemptive Rights for any subsequent issuances or sales.

     (e)       The Preemptive Rights hereunder shall survive so long as any Indebtedness under the Debentures remains outstanding or the Purchasers hold, in the aggregate, at least 83% of the shares of Common Stock issued and/or issuable upon exercise of the Warrants (subject to adjustment in connection with a stock split, stock dividend or like recapitalization).

ARTICLE 7
MISCELLANEOUS

     Section 7.1 Counterparts; Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     Section 7.2 Entire Agreement. As between the Company, the Holders, Helppie and the Trust, this Agreement, together with, in the case of the Company and Holders, the other Financing Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto), constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

     Section 7.3 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given,

made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

     If to the Company:

Superior Consultant Holdings Corporation 17570 West Twelve Mile Road Southfield, Michigan 48076 Attn: Richard D. Helppie, Jr. Chief Executive Officer Telephone: (248) 226-8300 Fax: (248) 226-8392

     with a copy to (which shall not constitute notice hereunder):

Sachnoff & Weaver, Ltd. 30 S. Wacker Dr. 29th Floor Chicago, IL 60606 Attn: William E. Doran, Esq. Telephone: (312) 207-6412 Fax: (312) 207-6400

     If to Helppie:

Superior Consultant Holdings Corporation 17570 West Twelve Mile Road Southfield, Michigan 48076 Attn: Richard D. Helppie, Jr. Telephone: (248) 226-8300 Fax: (248) 226-8392

     if to any Holder, to such Holder at its address as set forth on the Holders Schedule:

     with a copy to (which shall not constitute notice hereunder):

Wilmer, Cutler & Pickering 1600 Tysons Boulevard Tysons Corner, Virginia 22102 Attn: Greg Ewald, Esq. Telephone: (703) 251-9715 Fax: (703) 251-9797

     or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given,

made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

     Section 7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, Helppie, the Trust, the Holders and their respective heirs, devisees, legal representatives, successors, permitted assigns and other permitted transferees. Neither the Company, Helppie nor the Trust may transfer or assign this Agreement without the prior written consent of the Majority of the Holders.

     Section 7.5 Aggregation. All securities held by affiliated Persons or Persons under common management or control, including, without limitation, Camden Partners Strategic Fund II-A and Camden Partners Strategic Fund II-A, shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

     Section 7.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     Section 7.7 Modifications and Amendments. No amendment, modification or termination of this Agreement as among the Company and the Holders shall be binding unless executed in writing by the Company and a Majority of the Holders. No amendment, modification or termination of this Agreement as among the Company, Helppie, the Trust and Holders shall be binding unless executed in writing by the Company, Helppie, the Trust and a Majority of the Holders.

     Section 7.8 Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default of this Agreement that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. A Majority of the Holders may waive any condition, right, breach or default that the Holders have the right to waive, and such waiver shall be effective against all the Holders, provided that such manner will not be effective against all the Holders unless it is in writing signed by a Majority of the Holders and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any provision herein shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     Section 7.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

     Section 7.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     IN WITNESS WHEREOF, the Company, the Holders, the Trust and Helppie have caused this Agreement to be signed on their behalf by a duly authorized person as of the date first written above.

SUPERIOR CONSULTANT HOLDINGS CORPORATION

By:

Name: Richard D. Helppie, Jr. Title: Chief Executive Officer

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By:	Camden Partners Strategic II, LLC, its General Partner

By:

Name: David L. Warnock Title: Managing Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:	Camden Partners Strategic II, LLC, its General Partner

By:

Name: David L. Warnock Title: Managing Member

For purposes of the Articles 1, 6 and 7 only:

Richard D. Helppie, Jr.

The Richard D. Helppie, Jr. Trust

By:

Name: Richard D. Helppie, Jr. Title: Trustee